UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 20, 2004

STANDEX INTERNATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-7233	31-0596149
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

6 Manor Parkway, Salem, New Hampshire	03079
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (603) 893-9701

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

*	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

*	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

*	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

*	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Standex International Corporation

SECTION 1 – REGISTRANT’S BUSINESS AND OPERATIONS

ITEM 1.01 – MATERIAL DEFINITIVE AGREEMENTS

On September 20, 2004, the Compensation Committee, following a discussion among the non-management members of the Company’s Board of Directors, approved a special cash award of $100,000 to Roger L. Fix, the Company’s President and Chief Executive Officer.  The award was made in recognition of Mr. Fix’s achievement in leading the successful completion of the comprehensive restructuring and realignment plan which the Board approved in October 2002.  The sale of the Company’s James Burn business on September 15, 2004 was the last major step in the restructuring plan, which also involved the sale of the Jarvis Caster unit, the realignment and combining of certain manufacturing facilities, and other steps designed to improve the operating performance of the Company.  The successful implementation of the plan was viewed by the Board as vital to positioning the Company for future growth, and the Committee concluded that Mr. Fix’s ability to complete the plan within the time frame desired by the Board, and at a cost lower than that authorized by the Board, warranted the making of a special cash payment to him.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STANDEX INTERNATIONAL CORPORATION

(Registrant)

/s/ Christian Storch
Christian Storch Chief Financial Officer

Date: September 24 2004

Signing on behalf of the registrant and as principal financial officer